Exhibit 10.227

December 17, 2007

Via email: dennisryll@yahoo.com and

nevada2595@yahoo.com

Dennis L. Ryll, M.D.

1029 Speckledwood Manor Court

Chesterfield, MO 63017

RE:	Biovest International, Inc. – $46,015.10 Loan [Pulaski Interest]

Dear Dennis:

As you know Biovest’s Unsecured Promissory Note to your order dated October 1, 2007 in the principal amount of $46,015.10 (the “Note”) matured on November 30, 2007. Biovest wishes to request your indulgence and consent to extend the maturity date of the Note from November 30, 2007 to May 31, 2008.

If you are in agreement with this extension of the maturity date, please so indicate by signing where indicated below and return to us as soon as possible.

If you have any questions, please call. Thank you.

Sincerely,

/s/ James A. McNulty
James A. McNulty, CPA Tel: 813-864-2554 ext. 262 Email: jamcnulty@biovest.com

EXTENSION OF UNSECURED PROMISSORY NOTE

The undersigned hereby extends the maturity of the Unsecured Promissory Note dated October 1, 2007 to May 31, 2008 at which time the Unsecured Promissory Note shall be due and payable in full in one installment.

/s/ Dennis L. Ryll	Dated:	12-18-07
Dennis L. Ryll, M.D.

324 S Hyde Park Avenue Suite 350 Tampa, Florida 33606

www.biovest.com t: 813 864 2554 f: 813 258 1621